Mediware Information Systems, Inc.
                           1121 Old Walt Whitman Road
                               Melville, NY 11747




July 20, 1995

Mr. Les N. Dace
11211 Quivas Loop
Westminster, Colorado 80234

Dear Les:

Pursuant to your appointment as President and Chief Executive Officer of MEDIWARE Information Systems, Inc., this letter describes the details of your employment, as discussed in my office on July 14, 1995.

1. You will be employed as President and CEO of MEDIWARE Information Systems effective July 1, 1995.

2. You will continue to act as General Manager for both the Digimedics and Surgiware product centers.

3. You will report directly to the Chairman of the Board of MEDIWARE INFORMATION SYSTEMS, Inc.

4. Your remuneration will be:

         o A gross salary of $110,000 per year, less applicable taxes, paid bi-weekly o A bonus based on the gross profits of MEDIWARE, including the Hemocare, Digimedics, and
                  Surgiware Product Centers, less all extra ordinary corporate overhead expenses, paid at a rate equal to 5% of the gross profit, before interest and tax allocations. Your bonus will be calculated in the same manner as the previous President of Mediware, John Frieberg
         o 50,000 MIS options, vesting over three years beginning July 1, 1995 @ $1.00 per share
         o        Previously granted options will continue to be in effect
         o        Four weeks vacation per year
         o        All employee benefits offered by MIS
         o        A $500 per month auto allowance

5. Other elements of your employment are:

         o Three months severance will be paid to you if you are involuntarily terminated o You will devote substantially all your efforts to this position o You will be based in Scotts Valley, California o Bonuses will be paid every six months as an advance against audited year end results

MEDIWARE Information Systems, Inc.


Lawrence Auriana                    I Agree to the Terms Offered Above:
Chairman of the Board               Date:  7-20-95

                              Name: /s/ Les N. Dace
                                    ---------------
                                    Les N. Dace

                              EMPLOYMENT AGREEMENT

--------------------------------------------------------------------------------

         This   Employment   Agreement   between  Thomas  Mulstay  and  Mediware
         Information Systems, Inc., shall cover the period July 1, 1996 to June 30, 1997.

         Title: Vice President and General Manager - Hemocare, Inc. and an Officer of Mediware You will report directly to the President of Mediware Information Systems.

         Duties: To effectively manage the tangible and human resources of the Hemocare product center, and to deliver to Mediware information Systems, consistent and profitable performance from those resources. You will be asked each year, to deliver to the President of Mediware a revenue and expense budget, which when agreed upon, will be the foundation of your performance objectives. You will be reviewed at the end of each fiscal year to determine how well you performed in general, as well as how you performed against your performance objectives.

         Salary:  1)  Gross  Salary  of  $6,667  per   month/$80,000  per  year,
                  retroactive to July 1, 1996.

                  2)  Auto allowance of $500.00 per month.

         Bonus: 1) A bonus on the "Earnings before Interest & Taxes (EBIT)" of Mediware Information System of One Percent (1%).

         2) A bonus based on the "Earnings before Interest & Taxes (EBIT)" of the Hemocare Product Center of Three Percent (3%).

         3) Bonuses will be paid twice yearly. The first payment will be made within 30 days of the filing of Mediware's 10QSB for the 2nd quarter. The second payment will be made within 30 days of the filing of Mediware's 10KSB for the complete year.

Miscellaneous Expenses:

         1)       Mediware  will  reimburse  you  for  all   reasonable   travel
                  expenses.

         2) Mediware shall reimburse you for the use of a car and cellular phone used for business purposes.

Other Elements of Employment:

         1) You will be eligible for all employee benefit programs in place for MIS employees.

         2)       You will earn four (4) weeks vacation per year.

         3) You will devote substantially all your efforts to this position.

         4) You will honor the non-compete and confidential covenants that are applicable to all MIS employees.

      Severance:

         1) If you are involuntarily terminated from Mediware, the company shall pay you three (3) months severance pay plus any accrued vacation pay. Bonuses due at the time of termination will be prorated to the date of termination.

Please indicate your acceptance of the above terms and conditions with your signature below.

         Accepted By:                                  Accepted By:

Thomas Mulstay                              MEDIWARE Information Systems, Inc.
14 Berkley Street                           1600 Green Hills Road, Suite 105
Nashua, New Hampshire 03060                 Scotts Valley, California 95066

By:__________________________               By:_______________________________
Name:________________________               Name:_____________________________
Title:_______________________               Title:____________________________

                              EMPLOYMENT AGREEMENT

--------------------------------------------------------------------------------
      This Employment Agreement between John Esposito and Mediware Information Systems, Inc., shall cover the period July 1, 1996 to June 30, 1997.

         Title: Vice President of Sales - Mediware Information Systems, Inc. and an Officer of the Company. You will report directly to the President of Mediware Information Systems.

         Duties: To effectively manage the tangible and human resources of the Mediware Information Systems Sales Force, and to deliver to Mediware information Systems, consistent and profitable performance from those resources. You will be asked each year, to deliver to the President of Mediware a revenue and expense budget, which when agreed upon, will be the foundation of your performance objectives. You will be reviewed at the end of each fiscal year to determine how well you performed in general, as well as how you performed against your performance objectives.

      Salary:

         1) Gross Salary of $6,667 per month/$80,000 per year, retroactive to July 1, 1996.

         2)       Auto allowance of $500.00 per month.

      Bonus:

         1) A bonus on the "Earnings before Interest & Taxes (EBIT)" of Mediware Information System of One Percent (1%).

         2) A bonus based on the "System Sales of Mediware Information Systems" (excluding sales from JAC, U.K.) of One-Half of One Percent (0.5%).

         3) Bonuses will be paid twice yearly. The first payment will be made within 30 days of the filing of Mediware's 10QSB for the 2nd quarter. The second payment will be made within 30 days of the filing of Mediware's 10KSB for the complete year.

      Miscellaneous Expenses:

         1)       Mediware  will  reimburse  you  for  all   reasonable   travel
                  expenses.

         2) Mediware shall reimburse you for the use of a car and cellular phone used for business purposes.

      Other Elements of Employment:

         1) You will be eligible for all employee benefit programs in place for MIS employees.

         2)       You will earn four (4) weeks vacation per year.

         3) You will devote substantially all your efforts to this position. 4) You will honor the non-compete and confidential covenants that are applicable to all MIS employees.

      Severance:

         1) If you are involuntarily terminated from Mediware, the company shall pay you three (3) months severance pay plus any accrued vacation pay. Bonuses due at the time of termination will be prorated to the date of termination.

Please indicate your acceptance of the above terms and conditions with your signature below.

                  Accepted By:                                Accepted By:

John Esposito                               MEDIWARE Information Systems, Inc.
106 Willow Ave                              1600 Green Hills Road, Suite 105
Hunington, New York 11743                   Scotts Valley, California 95066

By:__________________________               By:_______________________________
Name:________________________               Name:    Les N. Dace
                                                 -----------------------------
Title:_______________________               Title: President & CEO
                                                   ---------------
Date:________________________               Date:      11-19-96
                                                   ---------------

                       Mediware Information Systems, Inc.



                                                   July 8, 1997

John Esposito
106 Willow Avenue
Huntington, New York 11743

Dear John:

                  In consideration of your continuing your position with us and the circumstances, I am happy to confirm to that, Mediware will pay you $99,000 in the event of the sale of substantially all of its assets or all of its outstanding stock of the Company to a third party, provided that you have remained in the employ of the Company at the time of sale. We anticipate that your past and future services in connection with the sale of the Company will continue to be of special value to us.

                  If this is acceptable to you please so indicate in the space provided below.

                                              Very truly yours,

                                              MEDIWARE INFORMATION SYSTEMS, INC.


                             By /s/ Lawrence Auriana
                             -----------------------
                             Lawrence Auriana, Chairman

                             OK - John Esposito 7/18/97

August 5, 1997


Mr. George Barry
1113 Parkside Circle
Lawrence, KS 66049

Dear Bud:

I am very pleased to offer you the position of "Chief Financial Officer" of MEDIWARE Information Systems. Let me outline the terms of the offer for you.

1. The title of this position is Chief Financial Officer of MEDIWARE Information Systems.

2. Your hire date will be August 11, 1997.

3. You will be an integral member of the senior management team and a member of the executive committee.

4. You will report directly to me, President and CEO of MEDIWARE Information Systems.

5. You will receive a salary of $80,000 per year, paid every two weeks.

6. You will have full responsibility for the finance and accounting division of all Mediware product centers, including our UK subsidiary, JAC. You will also be responsible for the HR function within the company, among other job responsibilities.

7. You will be entitled to fifteen (15) paid days of vacation each year, per the MEDIWARE vacation policy. You can accumulate up to one year of vacation time.

8. You will be grated 30,000 shares of stock in MEDIWARE'S stock option program. These shares will fully vest over 4 years, with 25% of the shares vesting each year from grant date, with a 10-year expiration term from date of option grant. The exercise price will be the "market price" on the day the option shares are granted.

9. You and your dependents will be entitled to participate in the MEDIWARE Healthcare plan, consisting of both medical and dental benefits.
         Currently, premiums are not deducted from your compensation in order for you to participate in the plan. Your eligibility will begin on the 1st day of the month, 2 months following your hire date.

10. You will receive life insurance coverage equal to one year's salary, premiums being paid by MEDIWARE.

11. You will be eligible to participate in MEDIWARE's 401-K plan following your 1st full year of employment.

12. In the event that you are released from the company, or you leave on your own volition, you will have up to ninety days to purchase any unexercised stock options that have vested during your employment.

13. MEDIWARE will provide you with three (3) months advance notice should you be released from the company for any reason other than violation of company policy or a felony conviction.

14. You will be eligible to participate in an executive bonus plan based on three (3) distinct qualifiers, listed below.

         a) A bonus paid once each year, within 2 months following MEDIWARE'S financial audit, based on the successful execution of "mutually agreed upon" objectives for this position. This bonus equates to 15% of your annual salary or a maximum of $12,000. These MBO's will be mutually agreed to for the Fiscal 1997-year between you and the President and CEO of MEDIWARE.

         b) A bonus paid twice yearly, the first of which is paid no later than February 28th for the first six months of the Fiscal 1997 year, and the second of which is paid no later than 2 months following MEDIWARE'S financial audit for the second six months of the Fiscal 1997 year. The audit is normally concluded by September 1st of the next Fiscal year.

                  This bonus will be calculated at 3/4% of 1% (.75%) of MEDIWARE Information Systems' "EBIT," or Earning Before Interest and Taxes. Based on the Fiscal 1998 MEDIWARE business plan, this bonus equals $37,500 at 100% attainment of our $5,000,000 EBIT plan. Since there is no "top stop" for this bonus, the payout could be higher. There will be NO bonuses paid should MEDIWARE achieve 50% or less of its projected EBIT plan.

Bud, I believe this is a tremendous opportunity for both you and MEDIWARE. MEDIWARE is poised on the opportunity of its corporate life and you can be one of the individuals that can help make it happen. Please indicate your acceptance by signing below.

Sincerely,



President and Chief Executive Officer
MEDIWARE Information Systems, Inc.

I have read the conditions of employment shown above and accept the offer without modifications.

-------------------------------------                      ---------------------
                Name                                               Date

July 3, 1996


Mr. Rodger Wilson
4655 Pawnee Place
Boulder, Colorado 80303

Dear Rodger:

I am very pleased to be able to offer you the position of "Vice President and General Manager" for the pharmacy division of MEDIWARE Information Systems. Although we have discussed this position on a number of occasions, it is relevant you have a hard copy of the offer from which you can base your final decision. Let me outline the terms of the offer for you.

1. The title of this position is Vice President and General Manager for the Pharmacy Division of MEDIWARE Information Systems.

2. Your hire date will be July 15, 1996.

3. You will be an integral member of the senior management team and a member of the executive committee.

4. It will be necessary for you to relocate to either Scotts Valley, California or Kansas City, Kansas; MEDIWARE's preference being Kansas City.

5. You will report directly to me, President and CEO of MEDIWARE Information Systems.

6. You will receive a salary of $80,000 per year, paid every two weeks.

7. You will be entitled to fifteen (15) paid days of vacation each year, per the MEDIWARE vacation policy. You can accumulate up to one year of vacation time.

8. You will be granted 15,000 shares of stock in MEDIWARE's stock option program. These shares will fully vest over 4 years, with 25% of the shares vesting each year from grant date, with a 10 year expiration term from date of option grant. The exercise price will be the "market price" on the day the option shares are granted.

9. You will receive a call allowance of $500 per month, paid with the 1st check of each month.

10. You and your dependents will be entitled to participate in the MEDIWARE Healthcare plan, consisting of both medical and dental benefits.
         Currently, premiums are not deducted from your compensation in order for you to participate in the plan. Your eligibility will begin 2 months following the 1st day of the month following your hire date.

11. You will receive life insurance coverage equal to one years' salary, premiums being paid by MEDIWARE.


12. You will be eligible to participate in MEDIWARE's 401-K plan following your 1st full year of employment.

13. MEDIWARE will reimburse you for relocation expenses, not to exceed $10,000. Real estate expenses will remain your responsibility. MEDIWARE prefers your relocation be completed within 30 days from your acceptance of this offer.

14. In the event that you are released from the company, or you leave on your own volition, you will have up to ninety days to purchase any unexercised stock options that have vested during your employment.

15. MEDIWARE will provide you with three (3) months advance notice should you be released from the company for any reason other than violation of company policy or a felony conviction.

16. Should you accept this offer MEDIWARE will reimburse you $750 lost due to cancellation of your family's vacation plans.

17. You will be eligible to participate in a bonus plan based on three 930 distinct qualifiers, listed below.

         c) A bonus paid once each year, within 2 months following MEDIWARE'S financial audit, on "mutually agreed upon" objectives for this position. This bonus equates to 15% of your annual salary or a maximum of $12,000. These MBO's will be mutually agreed to for the Fiscal 1997 year between you and the President and CEO of MEDIWARE.

         d) A bonus paid twice yearly, the first of which is paid no later than February 28th for the first six months of the Fiscal 1997 year, and the second of which is paid no later than 2 months following MEDIWARE'S financial audit for the second six months of the Fiscal 1997 year. The audit is normally concluded by September 1st of the next Fiscal year.

                  This bonus will be calculated at 1% of MEDIWARE Information Systems' "EBIT," or Earning Before Interest and Taxes. Based on the Fiscal 1997 MEDIWARE business plan, this bonus equals $34,684 at 100% of plan. Since there is no "top stop" for this bonus, the payout could be higher. There will be NO bonuses paid should MEDIWARE achieve 50% or less of its projected EBIT plan.

         e) A bonus paid twice yearly, the first of which is paid no later than February 28th for the first six months of the Fiscal 1997 year, and the second of which is paid no later than 2 months following MEDIWARE's financial audit for the second six months of the Fiscal 1997 year.

                  This bonus will be calculated at 1.5% of the Pharmacy Division's "EBIT," or Earning before Interest and Taxes. Based on the Fiscal 1997 Pharmacy Division business plan, this bonus equals 436,150 at 100% of plan. Since there is no "top stop" for this bonus, the payout could be higher. There will be NO bonuses paid should MEDIWARE achieve 50% or less of its projected EBIT plan.

         f)       Excluded  from bonus  calculations  for both  MEDIWARE and the
                  Pharmacy Division will be revenue and profit dollars associated with a special arrangement between Continental Healthcare Systems and MEDIWARE for the collection of outstanding receivables owed to Continental. These are non-operational profit dollars and have not been included in any of the bonus calculations in points [b] or [c] above.

18. You will have full Profit and Loss responsibility for both the Digimedics Pharmacy Division and the Pharmakon Pharmacy Division, the combination of which comprises the Pharmacy Division of MEDIWARE.

19. You will have responsibility for the Pharmacy Division's product direction and its associated delivery strategies.

20. You will as General Manager of the Pharmacy Division have override authority on sales and service contracts pertaining to Digimedics and Pharmakon.

21. You will NOT have responsibility for the United Kingdom division of JAC. A restructuring of Pharmacy operations at some point in the future to include JAC in your scope of responsibility would be considered at that time.

22. You will have budgetary responsibilities for the Pharmacy Division which includes capital expenditures and staffing levels.


Rodger, as you and I have discussed, I believe this is a tremendous opportunity for both MEDIWARE and yourself. MEDIWARE is poised on the opportunity of its corporate life and you can be one of the individuals that can help make it happen.

I look forward to your rapid and positive decision.

Sincerely,



Les N. Dace
President and Chief Executive Officer

Encl.: Spreadsheets describing MEDIWARE's Fiscal 1997 business plan.